UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported):
July 6, 2010
TNP Strategic Retail Trust, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland (State or Other Jurisdiction of Incorporation)	333-154975 (Commission File Number)	90-0413866 (IRS Employer Identification No.)
1900 Main Street, Suite 700
Irvine, California 92614
(Address of Principal Executive Offices, including Zip Code)
Registrant’s telephone number, including area code: (949) 833-8252
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     The information set forth under Items 2.01 and 2.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.
Item 2.01 Completion of Acquisition or Disposition of Assets.
     Property Acquisition
     On July 6, 2010 (the “Closing Date”), TNP Strategic Retail Trust, Inc. (the “Company”) acquired a fee simple interest in a multi-tenant retail center located in Tucson, Arizona commonly referred to as the Northgate Plaza Shopping Center (the “Northgate Property”) through TNP SRT Northgate Plaza Tucson, LLC (“TNP SRT Northgate”), an indirect wholly owned subsidiary of TNP Strategic Retail Operating Partnership, LP, the Company’s operating partnership (the “Operating Partnership”). As previously disclosed, TNP Acquisitions, LLC, an affiliate of the Company’s sponsor, Thompson National Properties, LLC, previously entered into an Agreement of Purchase and Sale and Escrow Instructions (as amended, the “Purchase Agreement”) with Crestline Investments, LLC, an unaffiliated third party (the “Seller”), for the purchase of the Northgate Property. On June 11, 2010, TNP Acquisitions, LLC assigned the Purchase Agreement to TNP SRT Northgate.
     The Northgate Property is situated on approximately 7.8 acres of fee-simple land with approximately 103,000 square feet of gross leasable area. The largest tenants at the Northgate Property are Wal-Mart Neighborhood Market, which occupies approximately 41% of the rentable square feet at the Northgate Property, and Dollar Tree, which occupies approximately 12% of the rentable square feet at the Northgate Property. Other featured tenants at the Northgate Property include Burger King, Subway, Radio Shack, Jackson Hewitt, PayDay Loan and Rent A Center.
     The Company acquired the Northgate Property for an aggregate purchase price of approximately $8,050,000, or approximately $77.78 per square foot, including the assumption of an existing mortgage loan from Thrivent Financial for Lutherans (“Lender”) with an outstanding principal balance of approximately $4,398,000 (the “Northgate Loan”). TNP SRT Northgate financed the payment of the cash portion of the purchase price for the Northgate Property with (1) proceeds from the Company’s initial public offering and (2) borrowings under the Operating Partnership’s revolving credit agreement (the “Credit Agreement”) with KeyBank National Association (“KeyBank”). In connection with the acquisition of the Northgate Property and the assumption of the Northgate Loan by TNP SRT Northgate, the Operating Partnership and KeyBank agreed to certain amendments to the Credit Agreement. For additional information on the terms of TNP SRT Northgate’s assumption of the Northgate Loan and the amendments to the Credit Agreement, see Item 2.03 below. An acquisition fee of approximately $201,000 was paid to the Company’s advisor in connection with the acquisition of the Northgate Property.
     Management of Property
     On the Closing Date, TNP SRT Northgate and TNP Property Manager, LLC (“Property Manager”), an affiliate of the Company’s sponsor, entered into an agreement for the management of the Northgate Property (the “Management Agreement”). Pursuant to the Management Agreement, TNP SRT Northgate will pay the Property Manager an annual management fee in an amount equal to 5.0% of the Northgate Property’s gross revenues (as defined in the Management Agreement).

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     Assumption of Northgate Loan
     In connection with the acquisition of the Northgate Property, on the Closing Date, TNP SRT Northgate, the Seller and Lender entered into an Assumption And Second Modification Agreement (the “Assumption Agreement”). The Assumption Agreement provides for TNP SRT Northgate’s assumption of all of the Seller’s indebtedness and obligations under the amended and restated promissory note, dated June 22, 2004, by and between the Seller and Lender (as amended by the Assumption Agreement, the “Note”) and the other loan documents related to the Northgate Loan (collectively, as amended, the “Loan Documents”). Pursuant to the Assumption Agreement, on the Closing Date TNP SRT Northgate paid the Lender an assumption fee of approximately $44,000, or 1.0% of the outstanding principal balance of the Northgate Loan. The Assumption Agreement provides for a release of the Seller and Daniel Kivel and Alvin Kivel, the original guarantors of the Seller’s obligations under the Northgate Loan (the “Original Guarantors”), from any liability to the Lender of any kind under the Loan Documents with respect to matters which occur subsequent to the Closing Date. The Assumption Agreement also provides that TNP SRT Northgate will indemnify, defend and hold harmless the Seller, the Original Guarantors and the Lender from any and all claims, liabilities, losses or expenses incurred by the Seller, the Original Guarantors or the Lender arising out of events occurring on or after the Closing Date relating to the Loan Documents or the Northgate Property.
     The original principal amount of the Northgate Loan was $5,300,000 and the outstanding principal balance of the Northgate Loan as of the Closing Date was approximately $4,398,000. The entire unpaid principal balance of the Northgate Loan and all accrued and unpaid interest thereon is due and payable in full on July 15, 2027 (the “Maturity Date”). Pursuant to the Note, TNP SRT Northgate will make monthly payments of interest and principal on the Northgate Loan in an amount equal to approximately $35,000, which amount is calculated based upon an interest rate equal to 6.25% per annum (the “Interest Rate”) and a 360-month amortization schedule. Upon 90 days’ prior written notice, the Lender has the option to increase or decrease the Interest Rate on July 15, 2011 to the Lender’s then-current interest rate for similar loans. If any payment required under the Northgate Loan is not paid when due, the Lender may charge an amount equal to the greater of 3% of the amount of the late payment or five hundred dollars. After the occurrence of and during the continuance of any event of default under the Loan Documents, the unpaid principal balance of the Northgate Loan and all accrued and unpaid interest thereon will bear interest at a rate per annum of 15% from and after the event of default until paid. The Northgate Loan may be prepaid in full without any penalty during the period from May 15 through July 15 of 2011 and 2014 (the “Open Prepayment Dates”) upon 60 days’ prior written notice to the Lender. Any permitted prepayment of the Northgate Loan by TNP SRT Northgate outside of the Open Prepayment Dates will be subject to a prepayment penalty in an amount equal to the greater of (i) 1% of the outstanding principal balance of the Northgate Loan as of the date of prepayment and (ii) the amount of the Northgate Loan prepaid multiplied by a percentage based upon the difference between the Interest Rate as of the date of prepayment and the market yield of U.S. Treasury issues as quoted in the Wall Street Journal, calculated in accordance with the Note. Upon at least six months’ prior written notice, the Lender has the option to declare the entire unpaid principal balance of the Northgate Loan and all unpaid, accrued interest thereon, immediately due and payable by July 15, 2014 or any time thereafter.
     The Note provides for customary events of default, some with corresponding cure periods, including, without limitation, payment defaults and breaches of any representations, covenants or obligations under the Note or any other Loan Document. Upon an uncured event of default under the Note, Lender may, at its option, declare that all amounts outstanding under the Northgate Loan are immediately due and payable in full.
     The performance of the obligations of TNP SRT Northgate under the Northgate Loan are secured by (i) a deed of trust, assignment of rents, security agreement and fixture filing in favor of the Lender, (ii) an assignment of rents and leases in favor of the Lender, (iii) a guaranty granted in favor of the Lender by the Original Guarantors, provided that the Original Guarantors are not liable for any acts or events occurring or obligations arising after the Closing Date, and (iv) a guaranty of all of TNP SRT Northgate’s obligations under the Loan Documents granted in favor of the Lender by the Company. In addition, pursuant to an environmental indemnity agreement (the “Environmental Indemnity”), the Company and TNP SRT Northgate (the “Indemnitors”) have agreed to jointly and severally indemnify, defend and hold harmless the Lender and any other person or entity who is or will be involved in the origination or servicing of the Northgate Loan from and against any losses, damages, claims or other liabilities that the Lender or such other parties may suffer or incur as a result of, among other things, (i) the past, present or future presence, release or threatened release of certain hazardous substances or wastes in, on, above or under the Northgate Property, (ii) any past, present or threatened non-compliance or violation of any environmental laws in connection with the Northgate Property and (iii) any breach of any representation or warranty or covenant made in the Environmental Indemnity by any Indemnitor.
     Modification of Credit Agreement
     As previously disclosed, on November 12, 2009, the Operating Partnership entered into the Credit Agreement with KeyBank, as administrative agent for itself and the other lenders named in the Credit Agreement, to establish a revolving credit facility with a maximum aggregate borrowing capacity of up to $15,000,000. On the Closing Date, in connection with the acquisition of the Northgate Property and the assumption of the Northgate Loan by TNP SRT Northgate, the Operating Partnership, the Company, KeyBank, the Company’s sponsor, Anthony W. Thompson, the Company’s chairman and chief executive officer, and TNP SRT Northgate Holdings, LLC, a wholly owned subsidiary of the Operating Partnership and the direct parent company of TNP SRT Northgate (“TNP SRT Holdings”), entered into a third omnibus amendment and reaffirmation of the Credit Agreement and other loan documents relating to the revolving credit facility (the “Credit Agreement Amendment”). The Credit Agreement Amendment provides for an advance to the Operating Partnership under the Credit Agreement in the original principal amount of $1,900,000 (the “Property Loan”), which Property Loan was used by TNP SRT Northgate to fund a portion of the costs and expenses related to the acquisition of the Northgate Property. The Property Loan, together with all interest, fees and expenses related thereto, is due and payable in full on August 6, 2010. In connection with the Credit Agreement Amendment, TNP SRT Holdings entered into a joinder agreement relating to the pledge and security agreement entered into by the Operating Partnership and KeyBank in connection with the Credit Agreement (as modified by the joinder agreement, the “KeyBank Pledge Agreement”). Pursuant to the KeyBank Pledge Agreement, and subject to the terms of the Credit Agreement Amendment described below, the Operating Partnership and TNP SRT Holdings pledged a 49% membership interest in TNP SRT Holdings and TNP SRT Northgate, respectively. The Credit Agreement Amendment provides that, upon the repayment in full of the Northgate Loan by TNP SRT Northgate, (i) all of the membership interest in TNP SRT Holdings held by the Operating Partnership will automatically and without further action on the part of any party be included in the collateral previously pledged to KeyBank pursuant to the KeyBank Pledge Agreement and (ii) all of the membership interest in TNP SRT Northgate held by TNP SRT Holdings will automatically and without further action on the part of any party be included in the collateral previously pledged to KeyBank pursuant to the KeyBank Pledge Agreement.
Item 7.01 Regulation FD Disclosure.
     On July 7, 2010, the Company issued a press release announcing the completion of the acquisition of the Northgate Property. The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.
     The information furnished under Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 9.01 Financial Statements and Exhibits.
(a)	Financial Statements.
     It is not practical at this time to provide the required financial statements for the acquired real property described in this Current Report on Form 8-K, and no financial statements (audited or unaudited) are available at this time. The required financial statements will be filed as an amendment to this Current Report on Form 8-K no later than 71 days after the deadline for filing this Current Report on Form 8-K.
(b)	Pro Forma Financial Information.
     See paragraph (a) above.
(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release dated July 7, 2010

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TNP STRATEGIC RETAIL TRUST, INC.
Date: July 12, 2010	By:	/s/ Christopher S. Cameron
Christopher S. Cameron
Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated July 7, 2010